Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

VERSO PAPER HOLDINGS LLC

VERSO PAPER INC.

Offers to Exchange

$180,767,777 Aggregate Principal Amount of their

Second Priority Adjustable Senior Secured Notes (CUSIP Number 92531XAY8) which

Have Been Registered under the Securities Act of 1933

For a Like Aggregate Principal Amount of their

Second Priority Adjustable Senior Secured Notes (CUSIP Numbers 92351XAX0 / U9221RAK7)

And

$65,026,237 Aggregate Principal Amount of their

Adjustable Senior Subordinated Notes (CUSIP Number 92531XAZ5) which

Have Been Registered under the Securities Act of 1933

For a Like Aggregate Principal Amount of their

Adjustable Senior Subordinated Notes (CUSIP Numbers 92531XAZ5 / U9221RAL5)

This form or one substantially equivalent hereto must be used to accept the Exchange Offers of Verso Paper Holdings LLC and Verso Paper Inc. (together, the “Companies”) made pursuant to the prospectus, dated                     , 2015 (the “Prospectus”), if certificates for the outstanding (i) $180,767,777 aggregate principal amount of their Second Priority Adjustable Senior Secured Notes (CUSIP Numbers 92351XAX0 / U9221RAK7) (the “Original Second Priority Notes”), and (ii) $65,026,237 aggregate principal amount of their Adjustable Senior Subordinated Notes (CUSIP Numbers 92531XAZ5 / U9221RAL5) (the “Original Subordinated Notes” and, together with the Original Second Priority Notes, the “Original Notes”), are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Companies prior to 5:00 p.m., New York City time, on the Expiration Date of the related Exchange Offer. Such form may be delivered or transmitted by telegram, telex, facsimile transmission, mail or hand delivery to Wilmington Trust, National Association (the “Exchange Agent”) as set forth below. In addition, in order to utilize the guaranteed delivery, a Letter of Transmittal (or facsimile thereof), must also be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Certificates for all tendered Original Notes in proper form for transfer or a book-entry confirmation, as the case may be, and all other documents required by the Letter of Transmittal must be received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date. Capitalized terms not defined herein are defined in the Prospectus.

Delivery to:

WILMINGTON TRUST, NATIONAL ASSOCIATION

Exchange Agent

Registered & Certified Mail:	Regular Mail or Courier:	In Person by Hand Only:

Wilmington Trust, National Association	Wilmington Trust, National Association	Wilmington Trust, National Association
Rodney Square North	Rodney Square North	Rodney Square North
1100 North Market Street	1100 North Market Street	1100 North Market Street
Wilmington, DE 19890-1626 Attention: Workflow Management, 5th Floor	Wilmington, DE 19890-1626 Attention: Workflow Management, 5th Floor	Wilmington, DE 19890-1626 Attention: Workflow Management, 5th Floor

By facsimile:

(For Eligible Institutions only)

(302) 636-4139

For information or confirmation by telephone:

(302) 636-6470

For information by email:

DTC2@wilmingtontrust.com

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Companies the principal amount of Original Notes set forth below, pursuant to the guaranteed delivery procedure described in “The Exchange Offers—Procedures for Tendering Original Notes” section of the Prospectus.

Principal Amount of Original Second Priority Notes Tendered[1]

$

Certificate Nos. (if available):

Total Principal Amount Represented by Original Second Priority Notes Certificate(s):	If Original Second Priority Notes will be delivered by book-entry transfer to The Depository Trust Company, provide account number.

$	Account Number

Principal Amount of Original Subordinated Notes Tendered[2]

$

Certificate Nos. (if available):

Total Principal Amount Represented by Original Subordinated Notes Certificate(s):	If Original Subordinated Notes will be delivered by book-entry transfer to The Depository Trust Company, provide account number.

$	Account Number

[1]	Must be in denominations of principal amount of $1.00 and integral multiples of $1.00 in excess thereof.
[2]	Must be in denominations of principal amount of $1.00 and integral multiples of $1.00 in excess thereof.

Any authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE

X

X
Signature(s) of Owner(s) or Authorized Signatory	Date

Area Code and Telephone Number:

Must be signed by the holder(s) of Original Notes as their name(s) appear(s) on certificate(s) for Original Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

Capacity:

Address(es):

GUARANTEE

The undersigned, a member of a registered national securities exchange, or a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees that the certificates representing the principal amount of Original Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Original Notes into the Exchange Agent’s account at The Depository Trust Company pursuant to the procedures set forth in “The Exchange Offers—Procedures for Tendering Original Notes” section of the Prospectus, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three New York Stock Exchange trading days after the date of execution hereof.

Name of Firm		Authorized Signature

Address		Title

Name:
	Zip Code	(Please Type or Print)

Area Code and Tel. No.		Dated:

Note:	Do not send certificates for Original Notes with this form. Certificates for Original Notes should only be sent with your Letter of Transmittal.